SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

SHELLS SEAFOOD RESTAURANTS, INC.
(Name of Registrant As Specified In Its Charter)

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	1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value

	2)	Aggregate number of securities to which transaction applies: 8,565,406 shares of Common Stock, as of January 24, 2005

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Shells Seafood Restaurants, Inc.

16313 N. Dale Mabry Highway

Suite 100

Tampa, Florida 33618

February [9], 2005

Dear Stockholder:

This Information Statement is being provided to inform you that our board of directors and the holders of a majority of our outstanding shares of Common Stock have delivered written consents authorizing an amendment to our certificate of incorporation that will increase the number of authorized shares of our Common Stock, $.01 par value per share, from 20,000,000 shares to 40,000,000 shares.

The action taken by the holders of a majority of our outstanding Common Stock will become effective on [March 1], 2005, being twenty (20) days from the date this Information Statement is sent to our stockholders.

This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual or special meeting of stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO

SEND US A PROXY.

Very truly yours,
Leslie J. Christon
President and Chief Executive Officer

INFORMATION STATEMENT

OF

SHELLS SEAFOOD RESTAURANTS, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is being furnished to holders of common stock, $.01 par value per share (“Common Stock”), of Shells Seafood Restaurants, Inc., a Delaware corporation, to inform you that our Board of Directors and the holders of a majority of our outstanding shares of Common Stock have authorized, by written consent dated January     , 2005, an amendment to our certificate of incorporation that will increase the total number of authorized shares of our Common Stock from 20,000,000 shares to 40,000,000 shares of Common Stock.

Prior to the mailing of this Information Statement, our directors and certain of our principal stockholders, who represent a majority of the outstanding voting shares, signed written consents approving this amendment to our certificate of incorporation. As a result, the amendment has been approved and neither a meeting of stockholders nor additional written consents are necessary.

The record date for the determination of stockholders entitled to notice of the action taken with respect to the amendment of our certificate of incorporation is February 7, 2005. As of February 7, 2005, there were [                ] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. This Information Statement will first be mailed to stockholders on or about February [9], 2005.

Our principal executive offices are located at 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida 33618.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO

SEND US A PROXY.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Pursuant to the written consents obtained from our board of directors and the holders of a majority of our outstanding shares of Common Stock, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation providing for an increase in the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. The number of authorized shares of our preferred stock will remain the same, at 2,000,000 shares.

Accordingly, Paragraph (A) of Article Fourth of our certificate of incorporation will be amended and restated in its entirety as follows:

FOURTH: A. Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is forty-two million (42,000,000) shares, consisting of two million (2,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter, the “Preferred Stock”), and forty million (40,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the “Common Stock”).

The decision to increase the number of authorized shares of Common Stock was motivated by management’s desire to provide Shells with greater flexibility to issue Common Stock for appropriate corporate purposes. The purposes for which such additional authorized shares could be issued include, but are not limited to, financing transactions, the funding of Shells’ capital needs and corporate growth, and for stock splits and stock dividends. At February 1, 2005, there were              shares of Common Stock outstanding, and warrants, options or other convertible securities outstanding to purchase an additional              shares of Common Stock (or, an aggregate of              shares out of our total of 20,000,000 authorized shares). Without this amendment to our certificate of incorporation, our ability to finance our future capital needs and to pursue appropriate corporate opportunities would be severely limited.

The increase in the number of authorized shares of Common Stock will allow our board of directors to move promptly to issue additional shares of Common Stock, if appropriate opportunities should arise, without the delay of obtaining the requisite approvals. Our board of directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted. The additional shares of Common Stock will be available for issuance without further action by our stockholders unless such action is required by applicable law or by the rules of any applicable stock exchange. Stockholders do not have preemptive rights with respect to the authorization of additional shares of Common Stock. Except in certain cases such as a stock dividend, the issuance of additional shares of Common Stock would have the effect of diluting the voting powers of existing stockholders.

Although not a factor in the board of directors’ decision to propose the amendment, one of the effects of the amendment to our certificate of incorporation may be to enable the board to render more difficult or to discourage an attempt to obtain control of Shells, since the issuance of these additional shares of Common Stock could be used to dilute the stock ownership of persons seeking to obtain control or otherwise increase the cost of obtaining control of Shells as of February 1, 2005. Our directors and executive officers, in the aggregate, own of record     % of our outstanding stock and beneficially own      % of our outstanding Common Stock.

In December 2004, we completed an approximate $2,300,000 private placement of convertible debentures. The debentures mature on the earliest to occur of certain events, but in any event, not later than April 5, 2005. Until the maturity of the debentures, the placement agent has the right to place up to an additional $200,000 aggregate principal amount of debentures, which in turn would cause us to issue up to 100,000 additional warrants. We anticipate using the additional authorized shares of Common Stock to fulfill this obligation, to finance the repayment of the debentures to the extent they are not converted into Common Stock, and in other future capital raising transactions.

Interests of Certain Persons

While none of our executive officers or directors has a present commitment to purchase any of the additional authorized shares, it is possible that one of more of such persons will participate in any future transaction in which we issue additional shares of Common Stock.

STOCK OWNERSHIP

The following table sets forth certain information as of January 6, 2005 regarding the beneficial ownership of Common Stock by (i) each person known by us to own beneficially more than 5% of the outstanding Common Stock; (ii) each current director; (iii) each executive officer whose total annual salary and bonus was greater than $100,000; and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed, and has an address c/o Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100, Tampa, FL 33618. For purposes of this table, beneficial ownership is determined according to the rules of the Securities and Exchange Commission, which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Common Stock options and warrants which are presently exercisable or which become exercisable within 60 days of January 6, 2005 are considered beneficially owned shares of Common Stock.

Name and Address of Beneficial Owner	Beneficial Ownership Amount	Percent of Class
Philip R. Chapman 750 Lexington Avenue, 18th Floor New York, NY 10022 (1)	4,520,015	39.4%

Leslie J. Christon (2)	148,687	1.7%

Robert Ellin c/o Trinad Capital, L.P. 2121 Avenue of the Stars, Suite 1650 Los Angeles, CA 90067 (3)	2,871,548	29.1%

Michael R. Golding 439 Newman Springs Road Lincroft, NJ 07738 (4)	10,000	*

Gary Herman Galloway Capital Management, LLC 1325 Avenue of Americas, 26th floor New York, NY 10019 (5)	1,068,103	11.3%

Christopher D. Illick 154 Mercer Street Princeton, NJ 08540 (6)	34,000	*

Jay Wolf c/o Trinad Capital, L.P. 2121 Avenue of the Stars, Suite 1650 Los Angeles, CA 90067	0	*

Guy C. Kathman (7)	16,667	*

Warren R. Nelson (8)	239,051	2.7%

Catherine R. Adler 1520 South Ocean Blvd. Palm Beach, FL 33480 (9)	4,454,015	38.9%

Frederick R. Adler 1520 South Ocean Blvd. Palm Beach, FL 33480 (10)	2,204,426	23.0%

Bruce Galloway Galloway Capital Management LLC 1325 Avenue of Americas, 26th floor New York, NY 10019 (11)	2,418,067	24.0%

Banyon Investment, LLC. 750 Lexington Avenue, 18th Floor New York, NY 10022 (12)	4,454,015	38.9%

Bruce Galloway, IRA R/O. Delaware Charter Guarantee & Trust P.O. Box 8963 Wilmington, DE 19899-8963 (13)	1,068,964	11.6%

Galloway Capital Management, LLC 1325 Avenue of Americans, 26th floor New York, NY 10019 (14)	668,103	7.4%

Trinad Advisors GP, LLC 153 East 53rd Street, 48th floor New York, NY 10022 (15)	2,871,548	29.1%

Trinad Capital, L.P. 153 East 53rd Street, 48th floor New York, NY 10022 (16)	2,871,548	29.1%

All directors and executive officers as a group (9 persons)(17)	8,908,071	63.4%

*	less than 1%
(1)	Includes (i) 1,562,500 shares of Common Stock owned by Banyon Investment, LLC, (ii) 36,000 shares of Common Stock which may be acquired through the exercise of options held by Mr. Chapman, and (iii) a warrant to purchase 2,891,515 shares of Common Stock held by Banyon Investment, LLC. Pursuant to the terms of the warrant agreement, the 2,891,515 warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrant is exercised prior to that date) in accordance with a mandatory cashless exercise provision in the warrant agreement. Mr. Chapman and Catherine R. Adler are co-managing members of Banyon Investment, LLC and share voting and investment powers.

(2)	Consists of 148,687 shares of Common Stock which may be acquired through the exercise of options. Does not include options to purchase 148,687 shares of Common Stock which are not exercisable within 60 days of January 6, 2005.
(3)	Consists of (i) 1,562,500 shares of Common Stock owned by Trinad Capital, LP and (ii) warrants to purchase 1,309,048 shares of Common Stock held by Trinad Capital, LP. 709,048 of the warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrant is are exercised prior to that date) in accordance with a mandatory cashless exercise provision in the warrant agreement. Mr. Ellin is a managing member of Trinad Advisors GP, LLC which is the general partner of Trinad Capital, LP.
(4)	Consists of 10,000 shares of Common Stock which may be acquired through the exercise of options.
(5)	Consists of (i) 200,000 shares of Common Stock owned by Galloway Capital Management, LLC and (ii) warrants to purchase 868,103 of Common Stock which are held by Galloway Capital Management, LLC (468,103 shares) and GCM Shells Seafood Partners, LLC (400,000 shares). 468,103 of the warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrants are exercised prior to that date) in accordance with a mandatory cashless exercise provision in the warrant agreements. Mr. Herman is a managing member of Galloway Capital Management, LLC and GCM Shells Seafood Partners, LLC.
(6)	Consists of 34,000 shares of Common Stock which may be acquired through the exercise of options.
(7)	Consists of 16,667 shares of Common Stock which may be acquired through the exercise of options. Does not include options to purchase 33,333 shares of Common Stock which are not exercisable within 60 days of January 6, 2005.
(8)	Includes 173,783 shares of Common Stock which may be acquired through the exercise of options. Does not include options to purchase 63,193 shares of Common Stock which are not exercisable within 60 days of January 6, 2005.
(9)	Consists of (i) 1,562,500 shares of Common Stock owned by Banyon Investment, LLC and (ii) a warrant to purchase 2,891,515 shares of Common Stock held by Banyon Investment, LLC which will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrant is exercised prior to that date) in accordance with a mandatory cashless exercise provision in the warrant agreement. Mrs. Adler and Mr. Chapman are co-managing members of Banyon Investment, LLC and share voting and investment powers. Does not include any shares held by Mr. Adler.
(10)	Includes a warrant to purchase 1,000,000 shares of Common Stock and 10,100 shares of Common Stock held by 1520 Partners LP. Mr. Adler is the General Partner of 1520 Partners LP. Does not include 1,562,500 shares of Common Stock owned by Banyon Investment, LLC or a warrant to purchase 2,891,515 shares of Common Stock which is held by Banyon Investment, LLC. Mr. Adler’s wife is a co-managing member of Banyon Investment, LLC.
(11)	Includes (i) 200,000 shares of Common Stock owned by Galloway Capital Management, LLC, (ii) 425,000 shares of Common Stock owned by the Bruce Galloway, IRA R/O, and (iii) warrants to purchase 1,512,067 shares of Common Stock owned by Bruce Galloway, IRA R/O (643,964 shares), Galloway Capital Management, LLC (468,103 shares), and GCM Shells Seafood Partners, LLC (400,000 shares). 1,112,067 of the warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrants are exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreements. Mr. Galloway is a managing member of Galloway Capital Management, LLC and GCM Shells Seafood Partners, LLC, and the beneficiary and manager of the Bruce Galloway, IRA R/O.

(12)	Includes a warrant to purchase 2,891,515 shares of Common Stock which will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrant is exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreement.
(13)	Includes a warrant to purchase 643,964 shares of Common Stock which will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrant is exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreement.
(14)	Includes a warrant to purchase 468,103 shares of Common Stock which will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrant is exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreement.
(15)	Consists of 1,562,500 shares of Common Stock owned by Trinad Capital, LP and warrants to purchase 1,309,048 shares of Common Stock owned by Trinad Capital, LP. 709,048 warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrants are exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreements. Trinad Advisors GP, LLC is the general partner of Trinad Capital, LP.
(16)	Includes warrants to purchase 1,309,048 shares of Common Stock. 709,048 warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrants are exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreements.
(17)	Includes 419,137 shares of Common Stock which may be acquired through the exercise of options and 5,068,666 shares of Common Stock which may be acquired through the exercise of warrants. 4,068,666 of the warrant shares will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrants are exercised prior to that date) pursuant to a mandatory cashless exercise provision in the warrant agreements. Does not include options to purchase an aggregate of 245,213 shares of Common Stock which are not exercisable within 60 days of January 6, 2005.

Certain information in the table and its footnotes is derived from filings made with the Securities and Exchange Commission or supplemental information received from various of the entities named in this table.

Change of Control

On June 23, 2004, Shells Investment Partners, LLC, a Delaware limited liability company (“SIP”), sold to GCM Shells Seafood Partners, LLC, a Delaware limited liability company (“GCM”), and Trinad Capital, L.P., a Delaware limited partnership (“Trinad”), the $1,000,000 promissory note issued by us to SIP on January 31, 2002 as part of our $2,000,000 private financing transaction. GCM and Trinad purchased the note with working capital in the amount of $400,000 and $600,000, respectively.

In connection with our $2,000,000 private financing transaction in January 2002, we issued to each of SIP and Banyon Investment, LLC, an investor having no affiliation with or to SIP, GCM or Trinad (“Banyon”), a warrant to purchase 4,454,015 shares of Common Stock at an exercise price of $0.16 per share. The warrants will automatically convert into shares of Common Stock on January 31, 2005 (unless the warrants are exercised prior to that date)

pursuant to a mandatory cashless exercise provision in the warrant agreements. As part of the June 23, 2004 sale of the $1,000,000 promissory note by SIP to GCM and Trinad, warrants to purchase an aggregate of 4,008,615 shares of our Common Stock were transferred to Galloway Capital Management, LLC (668,103 shares), GCM (1,068,964 shares), Trinad (1,603,445 shares) and Atlantis Equities, Inc. (668,103 shares). Galloway Capital Management, LLC and Atlantis Equities, Inc. are affiliates of GCM. The remaining warrants to purchase 445,400 share of our Common Stock were retained by SIP.

As part of our $2,000,000 financing transaction, we also granted a security interest in certain of our property and entered into an Investor Rights Agreement with SIP, Banyon and certain other stockholders. SIP’s rights to a security interest and under the Investor Rights Agreement were transferred to GCM and Trinad in connection with the purchase by GCM and Trinad of the $1,000,000 note on June 23, 2004. The Investor Rights Agreement, among other things, fixes the composition of our board of directors at seven members, subject to certain requirements, and provided each of SIP and Banyon with the right to nominate three individuals to serve on the board. Banyon, SIP (now GCM and Trinad) and certain other stockholders parties to the Investor Rights Agreement have agreed to vote their respective shares for the election as directors of the other’s nominees. As part of the transfer by SIP of the $1,000,000 promissory note to GCM and Trinad, we accepted the resignation of J. Stephen Gardner, John N. Giordano and Thomas R. Newkirk (who were SIP’s designees) as members of our board of directors and elected Robert S. Ellin, Jay A. Wolf and Gary Herman (the board nominees of GCM and Trinad) to our board, to fill these three vacancies.

In August 2004, we agreed with the holders of the $2,000,000 of promissory notes to an extension of the term of the notes from their original expiration date of January 31, 2005 to January 31, 2007. In connection with this extension, we issued warrants to purchase 400,000, 600,000 and 1,000,000 shares of Common Stock, respectively, to GCM, Trinad and an investor having no affiliation with or to GCM or Trinad.

For information regarding the approximate number of shares and percentage of Common Stock beneficially owned by GCM, Trinad and other persons and entities affiliated with them, we refer you to the information set forth in the beneficial ownership table under the heading “Stock Ownership” in this Information Statement. Certain information contained in this Information Statement regarding GCM and Trinad has been obtained from the filings made by such entities with the Securities and Exchange Commission.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. If you share an address and are now receiving multiple copies of our mailings to stockholders and would prefer to receive one copy, or, if you are receiving a single copy for several persons and wish to receive your own copy, please contact us by telephone at (813) 961-0944 or write to us at Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida 33618, Attention: Secretary.